                                                                      EXHIBIT 21

                       SUBSIDIARIES OF DCB FINANCIAL CORP

1.       The Delaware County Bank and Trust Company
         Delaware, Ohio
         DCB Financial Corp owns 100%

2.       D.C.B. Corporation
         Delaware, Ohio
         The Delaware County Bank and Trust Company owns 100%

3.       362 Corp
         Delaware, Ohio
         The Delaware County Bank and Trust Company owns 100%